Exhibit 5(b)

EXHIBIT A

This EXHIBIT A, dated as of September 21, 2012, is Exhibit A to that certain Distribution Agreement dated as of October 1, 2008, between BlackRock FundsSM and BlackRock Investments, Inc. (now BlackRock Investments, LLC)

BlackRock Funds
BlackRock All-Cap Energy & Resources Portfolio
BlackRock China Fund
BlackRock Commodity Strategies Fund
BlackRock Energy & Resources Portfolio
BlackRock Emerging Markets Long/Short Equity Fund
BlackRock Flexible Equity Fund
BlackRock Global Long/Short Credit Fund
BlackRock Global Long/Short Equity Fund
BlackRock Global Opportunities Portfolio
BlackRock Global Science & Technology Opportunities Portfolio
BlackRock Health Sciences Opportunities Portfolio
BlackRock Index Equity Portfolio
BlackRock India Fund
BlackRock International Opportunities Portfolio
BlackRock Managed Volatility Portfolio
BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Money Market Portfolio
BlackRock Multi-Asset Real Return Fund
BlackRock Municipal Money Market Portfolio
BlackRock New Jersey Municipal Money Market Portfolio
BlackRock North Carolina Municipal Money Market Portfolio
BlackRock Ohio Municipal Money Market Portfolio
BlackRock Pennsylvania Municipal Money Market Portfolio
BlackRock Real Estate Securities Fund
BlackRock Short Obligations Fund
BlackRock Short-Term Treasury Fund
BlackRock Small Cap Growth Equity Portfolio
BlackRock Strategic Risk Allocation Fund
BlackRock U.S. Opportunities Portfolio
BlackRock U.S. Treasury Money Market Portfolio
BlackRock Ultra-Short Obligations Fund
BlackRock Virginia Municipal Money Market Portfolio
BlackRock World Gold Fund